UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 26, 2007
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 8.01 OTHER EVENTS.
     Following a proposal submitted to NewSight Corporation (“NewSight”), Wireless Ronin Technologies, Inc. was authorized on February 26, 2007 to proceed to implement digital signage systems, including its RoninCast® management software, for NewSight’s initial rollout of network installations in 13 large, upscale malls. These network installations will begin in the first half of 2007. In addition, Wireless Ronin will work with NewSight to implement its launch, installation and operation of an initial rollout of a digital signage network in physicians’ offices throughout the U.S., consisting of a waiting room display network to educate patients on medical procedures and provide office information. Wireless Ronin will provide hardware procurement, project management and installation for both the mall and physicians’ office digital signage installations. NewSight also authorized Wireless Ronin to develop software for its patented 3-D platform. Wireless Ronin has not made a projection as to the future revenue expected from this customer relationship. Wireless Ronin expects to enter into one or more agreements with NewSight to formalize this relationship.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer